UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110, Tampa, Florida		33612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 875-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	HURA	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.

As previously disclosed in the Current Report on Form 8-K filed by TuHURA Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission on April 22, 2026, on April 21, 2026, the Company entered into a Loan Agreement (the “Loan Agreement”) with Parkview Holdings One LLC (“Parkview”), under which Parkview agreed to extend a $50 million revolving credit facility to the Company. In connection with the Loan Agreement, pursuant to a Fee Letter dated April 21, 2026 (the “Fee Letter”), the Company agreed to issue an aggregate of 1,878,287 shares of Company common stock (the “Loan Fee Shares”) to Parkview, subject to stockholder approval. As disclosed under the heading “Proposal Two—Nasdaq Proposal” in Item 5.07 of this Current Report on Form 8-K, the Company’s stockholders approved the issuance of the Loan Fee Shares at the 2026 Annual Meeting of the Stockholders (the “2026 Annual Meeting”). As a result of such stockholder approval, the Company will issue the Loan Fee Shares to Parkview.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the Loan Fee Shares, as the Loan Fee Shares will be issued solely to an “accredited investor,” as such term is defined in the Securities Act, and in reliance on the exemption from registration afforded by Section 4(a)(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 18, 2026, the Company held the 2026 Annual Meeting. As of the June 26, 2026 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2026 Annual Meeting, 63,682,528 shares of common stock of the Company were outstanding and entitled to vote, with each share entitled to one vote.

Present at the 2026 Annual Meeting, in person or by proxy, were holders of 43,034,024 shares of the Company’s common stock, representing at least one-third of the voting power of the capital stock issued and outstanding and entitled to vote at the 2026 Annual Meeting as of June 26, 2026, which constituted a quorum for the transaction of business. At the 2026 Annual Meeting, the Company’s stockholders voted on the following proposals:

Proposal One—Election of Directors: To elect six directors—James Bianco, M.D., James Manuso, Ph.D., MBA, Alan List, M.D., George Ng, Robert E. Hoffman and Craig Tendler, M.D.—to serve until the Company’s 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. In accordance with the voting results listed below, each of the six director nominees was elected by the requisite vote of the Company’s stockholders.

Name	For	Withheld	Broker Non-Votes
James Bianco, M.D.	28,358,439	371,893	14,303,692
James Manuso, Ph.D., MBA	28,351,424	378,908	14,303,692
Alan List, M.D.	28,404,403	325,929	14,303,692
George Ng	26,507,318	2,223,014	14,303,692
Robert E. Hoffman	28,322,397	407,935	14,303,692
Craig Tendler, M.D.	28,403,520	326,812	14,303,692

Proposal Two—Nasdaq Proposal: To approve the issuance of 1,878,287 shares of the Company’s common stock pursuant to the Fee Letter, in accordance with Nasdaq Listing Rule 5635(d). In accordance with the voting results listed below, the Nasdaq Proposal was approved by a majority of the votes cast.

For	Against	Abstain	Broker Non-Votes
28,128,581	517,896	83,855	14,303,692

Proposal Three—Executive Compensation Proposal: To conduct an advisory vote to approve the compensation of the Company’s named executive officers. In accordance with the voting results listed below, the advisory vote on named executive officer compensation was approved by a majority of the votes cast.

For	Against	Abstain	Broker Non-Votes
26,125,280	2,484,951	120,101	14,303,692

Proposal Four—Say-on-Frequency: To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results listed below, three years received the highest number of votes cast.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
13,945,985	101,587	14,472,313	211,447	14,303,692

Proposal Five—Auditor Ratification: To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. In accordance with the voting results listed below, the appointment of Cherry Bekaert LLP was ratified by a majority of the votes cast.

For	Against	Abstain
42,911,888	39,928	82,208

Proposal Six—Adjournment Proposal: To transact such other business as may properly come before the stockholders at the 2026 Annual Meeting. Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the 2026 Annual Meeting was made because no adjournment was determined to be necessary or appropriate.

For	Against	Abstain	Broker Non-Votes
28,176,545	481,843	71,944	14,303,692

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date: August 19, 2026	By:	/s/ Dan Dearborn
Dan Dearborn
Chief Financial Officer